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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration
Statements:

      (1) Registration Statements (Form S-8 Nos. 333-53215 and 333-66012) pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc.

      (2) Registration Statement (Form S-8 No. 33-53607) pertaining to the 1993 Non-Qualified Stock Option Plan of Haverty Furniture Companies, Inc.

      (3) Registration Statements (Form S-8 Nos. 33-45724 and 333-66010) pertaining to the Employee Stock Purchase Plan of Haverty Furniture Companies, Inc.

      (4) Registration Statement (Form S-8 No. 33-44285) pertaining to the Thrift Plan and Trust of Haverty Furniture Companies, Inc.

      (5) Registration Statement (Form S-8 No. 333-120352) pertaining to the 2004 Long-Term Incentive Plan of Haverty Furniture Companies, Inc.

of our reports dated June 24, 2005, with respect to the consolidated financial statements and schedule of Haverty Furniture Companies, Inc., Haverty Furniture Companies, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Haverty Furniture Companies, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.


                                          /s/ Ernst & Young LLP


Atlanta, Georgia
June 24, 2005